SUB-ITEM 77Q1 (A)

Amendments to the Declaration of Trust

An Amendment, dated May 9, 2017, to the Amended and Restated Declaration of Trust of MFS Series Trust III, dated December 16, 2004, as amended, is contained in Post-Effective Amendment No. 62 to the Registration Statement of MFS Series Trust III (File No. 2-60491 and File No. 811-2794), as filed with the Securities and Exchange Commission via EDGAR on May 30, 2017, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.


An Amendment, dated May 9, 2017, to the Amended and Restated Declaration of Trust of MFS Series Trust III, dated December 16, 2004, as amended, is contained in Post-Effective Amendment No. 62 to the Registration Statement of MFS Series Trust III (File No. 2-60491 and File No. 811-2794), as filed with the Securities and Exchange Commission via EDGAR on May 30, 2017, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.